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                                                             EXHIBIT 5
                                LAW OFFICES
                             LATHROP & GAGE L.C.
                         A LIMITED LIABILITY COMPANY
                      2345 GRAND BOULEVARD, SUITE 2600
                       KANSAS CITY, MISSOURI 64108-2684
                                (816) 292-2000
                      LATHROPLAW BBS: (816) 472-3378

   JOHN H. CALVERT, DIRECT DIAL:                 FAX NUMBERS:
           816/472-3220                          MISSOURI (816) 421-0500
        Internet Address:                        KANSAS (913) 451-0875
     calvertj@ix.netcom.com
       Compuserve Address:
          72741,3656
                              KANSAS OFFICE
                          1050/40 CORPORATE WOODS
                         9401 INDIAN CREEK PARKWAY
                      OVERLAND PARK, KANSAS 66210-2007
                              (913) 451-0820

                               April 16, 1996

Butler Manufacturing Company
BMA Tower, Penn Valley Park
P.O. Box 419917
Kansas City, Missouri 64141

Ladies and Gentlemen:

         This relates to the legality of the shares of Common Stock of the Company to be distributed pursuant to the Butler Manufacturing Company Stock Incentive Plans of 1979, 1987 and 1996 and Directors Stock Compensation Program (the "Plans"), which shares of Common Stock you are seeking to register with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended on Form S-8 (the "Registration Statement").

         We have acted as counsel to the Company in connection with the adoption of the Plans, the incorporation of the Company, the authorization and issuance of the Company's Common Stock and the registration of shares of Common Stock of the Company under the Registration Statement.

         In rendering the opinions hereinafter expressed, we have examined and relied upon such records, documents, instruments, certificates of public officials, and certificates of officers of the Company, as we have deemed appropriate, including the Registration Statement, the Plans, certified resolutions authorizing the Plans, and copies of the Articles of Incorporation and Bylaws of the Company.

         Our opinions below are limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

         We disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter.

         Our opinions below are limited to the effect of the laws of the state of Missouri, the Delaware General Corporation Law and the Federal laws of the United States. We express no opinion with respect to the effect of the laws of
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any other jurisdiction on the




April 16, 1996
Page 2

transactions contemplated by the Registration Statement, the prospectus under the Registration Statement or the Plans.

         Based on the foregoing, it is our opinion that:

     (1) the Plans have been duly adopted by the Company and approved by the Stockholders of the Company;

     (2) if authorized but previously unissued shares of Common Stock of the Company or issued shares of Common Stock that are held by the Company in its treasury shall be issued by the Company pursuant to the Plans in accordance with the terms thereof, and the said shares shall be distributed to the participants in the Plans pursuant to the provisions thereof, the said shares of Common Stock will be legally issued, validly outstanding, and fully paid and non-assessable.

         We hereby consent to be named, in the Registration Statement, and amendments thereto, by which the securities to be issued pursuant to the Plans are registered with the Securities and Exchange Commission, and in any prospectus relating to the Plans, as counsel for the Company who has passed upon the legality of the securities registered thereby. We further consent to the filing of this opinion as an exhibit to the registration statement.


                                                     Very truly yours,

                                                     LATHROP & GAGE L.C.


                                            By:     s/John H. Calvert
                                                     John H. Calvert





















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